Item 7
                                                       Exhibit 23





                CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting parts of the Registration Statements on Form S-8 (Numbers 33-36798, 33-53685 and 33-54197) and on Form
S-3 (Numbers 33-58810, 33-61379 and 333-33495) of Potomac
Electric Power Company of our report dated January 16, 1998 appearing on page 29 of Exhibit 99 of the Current Report on Form 8-K of Potomac Electric Power Company dated January 26, 1998.





/s/ PRICE WATERHOUSE LLP
Price Waterhouse LLP
Washington, D.C.
January 26, 1998